 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Luvu Brands, Inc. 2009 Stock Option Plan and 2015 Executive Incentive Plan of our report dated October 12, 2018, with respect to the consolidated financial statements of Luvu Brands, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2018 and 2017.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 12, 2018